UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party Other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Section 240.14a-12

Power REIT

(Name of Registrant as Specified In Its Charter)

Paul M. Dorsey

Andrew M. Wasco

Joseph M. Vrankin

Joyce Johnson-Miller

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

STOP! LOOK! LISTEN!

Dear Fellow Power REIT Shareholder,

Please be aware that the management of your company has sent out the annual report and proxy statement with regard to this year’s annual shareholder’s meeting, which is scheduled to be held on Thursday, May 24, 2012.

We are asking you to STOP and NOT Respond, and NOT Return your voting ballot for this year’s meeting until you have received and read a set of materials from fellow shareholder, Paul M. Dorsey.

Please LOOK for the proxy statement from your fellow shareholder Paul M. Dorsey, so that you can make decisions on how YOU want YOUR company, Power REIT to be managed going forward.

We are asking that you LISTEN to Paul M. Dorsey.

We believe that Paul M. Dorsey and fellow trustee nominees, Andrew M. Wasco, Joseph M. Vrankin, and Joyce Johnson-Miller can better protect shareholders and enhance the value of your company.

Please feel free to contact our proxy solicitors TOLL FREE at The Laurel Hill Advisory Group LLC at 888-742-1305 so that you may be aware of more information as it is made available.

Cordially,

Paul M. Dorsey

Andrew M. Wasco

Joseph M. Vrankin,

Joyce Johnson-Miller

May 8, 2012